Exhibit 99.1

Nine Energy Service Announces Second Quarter 2023 Results

•	Revenue, net loss and adjusted EBITDAA of $161.4 million, $(2.5) million and $21.7 million, respectively, for the second quarter of 2023

•	For the second quarter of 2023 the Company generated ROICB of 12.9%

•	Total liquidity position of $60.1 million as of June 30, 2023

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported second quarter 2023 revenues of $161.4 million, net loss of $(2.5) million, or $(0.08) per diluted share and $(0.08) per basic share, and adjusted EBITDA of $21.7 million. The Company had provided original second quarter 2023 revenue guidance between $158.0 and $166.0 million, with actual results coming within the provided range.

“Second quarter results were in-line with expectations and revenue came within our original guidance,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service.

“We continued to see activity declines in Q2. Since the peak rig-count in early December of 2022, the rig count has declined by approximately 14% through the end of Q2. These rig declines have resulted in pricing pressure affecting all service lines. Activity and pricing declines have been strongest in the natural gas-levered basins, but we are seeing some impact in the oil driven plays as well.”

“Cementing operations in the Haynesville and Eagle Ford were impacted by the 27% rig count decline in the first half of 2023. However, even with the U.S. rig count decline of approximately 14% through the first half of the year, our total jobs completed in Q2 2023, only declined by approximately 2% compared to Q1 2023. Completion tool revenue increased this quarter, due in large part to a sizeable international order. North American completion tool revenue was down this quarter, impacted by lower activity levels in dissolvable-rich plays like the Haynesville. Even with a declining market, we have sold approximately 50% more StingerTM Dissolvable units in the first half of 2023, versus the first half of 2022.”

“The market remains volatile, but we are cautiously optimistic that the rig count will reach a bottom during the third quarter, and we could begin to see rigs being added back into the market starting in early 2024. Due to the spot-market nature of the Nine business, our financial results move closely with U.S. rig and frac crew activity levels. Activity levels in Q3 are expected to be down, and we continue to see pricing pressure from customers. As a result of this, we expect Q3 revenue and earnings to be down sequentially to Q2.”

“We have a very strong team with a long tenure together allowing us to effectively manage through this volatility. We are always focused on developing and looking for new technology, and we will continue to pursue increasing our market share both in the North American land and international markets. We have demonstrated our ability to navigate these sharp cycles, and proven we are able to capitalize very quickly on an improving market.”

Operating Results

During the second quarter of 2023, the Company reported revenues of $161.4 million, gross profit of $24.2 million and adjusted gross profitC of $34.0 million. During the second quarter, the Company generated ROIC of 12.9%.

During the second quarter of 2023, the Company reported general and administrative expense of $14.2 million. Depreciation and amortization expense in the second quarter of 2023 was $10.3 million.

The Company’s tax provision was approximately $0.2 million year to date through June 30, 2023. The provision for 2023 is the result of our tax position in state and non-U.S. tax jurisdictions.

Liquidity and Capital Expenditures

During the second quarter of 2023, the Company reported net cash provided by operating activities of $27.1 million. Capital expenditures totaled $7.3 million during the second quarter of 2023 and totaled $12.3 million for the first half of 2023.

As of June 30, 2023, Nine’s cash and cash equivalents were $41.1 million, and the Company had $19.0 million of availability under the revolving credit facility, resulting in a total liquidity position of $60.1 million as of June 30, 2023. On June 30, 2023, the Company had $72.0 million of borrowings under the revolving credit facility.

ABCSee end of press release for definitions of these non-GAAP measures. These measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss), gross profit or any other measure determined in accordance with GAAP. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computation of these measures may not be comparable to other similarly titled measures of other companies.

Conference Call Information

The call is scheduled for Friday, August 4, 2023, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through August 18, 2023 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13737041.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly, cost inflation with labor or materials; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023
Revenues	$161,428	$163,408
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	127,442	127,118
General and administrative expenses	14,233	19,714
Depreciation	7,433	7,420
Amortization of intangibles	2,896	2,896
(Gain) loss on revaluation of contingent liability	211	(292)
Gain on sale of property and equipment	(98)	(330)

Income from operations	9,311	6,882
Interest expense	12,994	12,454
Interest income	(299)	(185)
Other income	(162)	(162)

Loss before income taxes	(3,222)	(5,225)
Provision (benefit) for income taxes	(685)	884

Net loss	$(2,537)	$(6,109)
Loss per share
Basic	$(0.08)	$(0.19)
Diluted	$(0.08)	$(0.19)
Weighted average shares outstanding
Basic	33,293,740	32,304,361
Diluted	33,293,740	32,304,361
Other comprehensive loss, net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(54)	$(168)

Total other comprehensive loss, net of tax	(54)	(168)

Total comprehensive loss	$(2,591)	$(6,277)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	June 30, 2023	March 31, 2023
Assets
Current assets
Cash and cash equivalents	$41,122	$21,374
Accounts receivable, net	94,935	98,498
Income taxes receivable	1,096	—
Inventories, net	63,363	67,030
Prepaid expenses and other current assets	7,444	9,293

Total current assets	207,960	196,195
Property and equipment, net	87,358	87,650
Operating lease right-of-use assets, net	42,976	39,520
Finance lease right-of-use assets, net	106	157
Intangible assets, net	96,153	99,049
Other long-term assets	3,922	4,123

Total assets	$438,475	$426,694

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$37,518	$37,489
Accrued expenses	35,905	25,268
Income taxes payable	—	124
Current portion of long-term debt	329	1,305
Current portion of operating lease obligations	10,026	8,702
Current portion of finance lease obligations	34	82

Total current liabilities	83,812	72,970
Long-term liabilities
Long-term debt	332,555	331,533
Long-term operating lease obligations	33,834	31,672
Other long-term liabilities	1,686	1,860

Total liabilities	451,887	438,035
Stockholders’ equity (deficit)
Common stock (120,000,000 shares authorized at $.01 par value; 35,375,614 and 34,720,752 shares issued and outstanding at June 30, 2023 and March 31, 2023, respectively)	354	347
Additional paid-in capital	793,947	793,434
Accumulated other comprehensive loss	(5,050)	(4,996)
Accumulated deficit	(802,663)	(800,126)

Total stockholders’ equity (deficit)	(13,412)	(11,341)

Total liabilities and stockholders’ equity (deficit)	$438,475	$426,694

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023
Cash flows from operating activities
Net loss	$(2,537)	$(6,109)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	7,433	7,420
Amortization of intangibles	2,896	2,896
Amortization of deferred financing costs	1,612	2,408
Amortization of operating leases	3,157	2,596
Provision for doubtful accounts	158	175
Provision for inventory obsolescence	348	319
Stock-based compensation expense	522	489
Gain on sale of property and equipment	(98)	(330)
(Gain) loss on revaluation of contingent liability	211	(292)
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	3,565	6,589
Inventories, net	3,305	(5,421)
Prepaid expenses and other current assets	1,851	1,222
Accounts payable and accrued expenses	9,298	(6,357)
Income taxes receivable/payable	(1,217)	867
Other assets and liabilities	(3,374)	(2,507)

Net cash provided by operating activities	27,130	3,965

Cash flows from investing activities
Proceeds from sales of property and equipment	151	219
Proceeds from property and equipment casualty losses	—	840
Purchases of property and equipment	(5,967)	(6,343)

Net cash used in investing activities	(5,816)	(5,284)

Cash flows from financing activities
Redemption of 2023 Notes	—	(307,339)
Proceeds from units offering, net of discount	—	279,750
Proceeds from ABL Credit Facility	—	40,000
Payments of short-term debt	(976)	(962)
Payments on finance leases	(48)	(124)
Payments of contingent liability	(79)	(66)
Cost of debt issuance	(375)	(5,915)
Vesting of restricted stock and stock units	(2)	—

Net cash provided by (used in) financing activities	(1,480)	5,344

Impact of foreign currency exchange on cash	(86)	(96)

Net increase in cash and cash equivalents	19,748	3,929
Cash and cash equivalents
Beginning of period	21,374	17,445

End of period	$41,122	$21,374

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023
Adjusted EBITDA reconciliation:
Net loss	$(2,537)	$(6,109)
Interest expense	12,994	12,454
Interest income	(299)	(185)
Provision (benefit) for income taxes	(685)	884
Depreciation	7,433	7,420
Amortization of intangibles	2,896	2,896

EBITDA	$19,802	$17,360
(Gain) loss on revaluation of contingent liability (1)	211	(292)
Certain refinancing costs (2)	—	6,396
Restructuring charges	483	406
Stock-based compensation and cash award expense	1,292	1,469
Gain on sale of property and equipment	(98)	(330)
Legal fees and settlements (3)	24	—

Adjusted EBITDA	$21,714	$25,009

(1)	Amounts relate to the revaluation of a contingent liability associated with a 2018 acquisition.
(2)

Amounts represent fees and expenses relating to our units offering and other refinancing activities, including cash incentive compensation to employees following the successful completion of the units offering, that were not capitalized.

(3)	Amounts represent fees, legal settlements, and/or accruals associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023
Net loss	$(2,537)	$(6,109)
Add back:
Interest expense	12,994	12,454
Interest income	(299)	(185)
Certain refinancing costs (1)	—	6,396
Restructuring charges	483	406

After-tax net operating income	$10,641	$12,962
Total capital as of prior period-end:
Total stockholders’ deficit	$(11,341)	$(23,507)
Total debt	373,305	341,606
Less: cash and cash equivalents	(21,374)	(17,445)

Total capital as of prior period-end:	$340,590	$300,654

Total capital as of period-end:
Total stockholders’ deficit	$(13,412)	$(11,341)
Total debt	372,329	373,305
Less: cash and cash equivalents	(41,122)	(21,374)

Total capital as of period-end:	$317,795	$340,590

Average total capital	$329,193	$320,622

ROIC	12.9%	16.2%

(1)

Amounts represent fees and expenses relating to our units offering and other refinancing activities, including cash incentive compensation to employees following the successful completion of the units offering, that were not capitalized.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023
Calculation of gross profit:
Revenues	$161,428	$163,408
Cost of revenues (exclusive of depreciation and amortization shown separately below)	127,442	127,118
Depreciation (related to cost of revenues)	6,912	6,901
Amortization of intangibles	2,896	2,896

Gross profit	$24,178	$26,493

Adjusted gross profit reconciliation:
Gross profit	$24,178	$26,493
Depreciation (related to cost of revenues)	6,912	6,901
Amortization of intangibles	2,896	2,896

Adjusted gross profit	$33,986	$36,290

A

Adjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) fees and expenses relating to our units offering and other refinancing activities, (iv) loss or gain on revaluation of contingent liabilities, (v) loss or gain on the extinguishment of debt, (vi) loss or gain on the sale of subsidiaries, (vii) restructuring charges, (viii) stock-based compensation and cash award expense, (ix) loss or gain on sale of property and equipment, and (x) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

B

Return on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) fees and expenses relating to our units offering and other refinancing activities, (iv) interest expense (income), (v) restructuring charges, (vi) loss (gain) on the sale of subsidiaries, (vii) loss (gain) on extinguishment of debt, and (viii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity (deficit) plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC provides useful information because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested.

C

Adjusted Gross Profit (Loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit (loss) to evaluate operating performance. We prepare adjusted gross profit (loss) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.